Exhibit (a)(1)(E)

OFFER LETTER BY

CORPORATE STOCK TRANSFER, INC.

TO EXCHANGE UNITS

OF

SKYLINE MEDICAL INC.

of all outstanding Existing Units

at an Exchange Rate of one New Unit, each consisting of (i) two Shares, (ii) four Series B Exchange Warrants and (iii) four Series C Reset Warrants per every one Existing Unit

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON FEBRUARY 22, 2016, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer Letter, dated January 22, 2016 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Skyline Medical Inc. (the “Company”), a corporation incorporated under the laws of the State of Delaware, to the holders of the Company’s issued and outstanding units (the “Existing Units”), each consisting of (a) one share of the Company’s common stock, par value $0.01, (b) one share of Series B Preferred Stock (which will convert into one share of common stock after the Existing Units separate) and (c) four Series A Warrants, each of which can be exercised for one share of common stock at $4.95 per share or for a variable number of shares upon a cashless exercise, depending on the market value of our common stock at the time of exercise. The Offer permits, during the Offer Period, the exchange of Existing Units on a one-for-one basis for New Units, each consisting of (i) two shares of the Company’s common stock, par value $0.01 (the “Shares”), (ii) four Series B Exchange Warrants and (iii) four Series C Reset Warrants (together, the “New Units”). The “Offer Period” is the period of time commencing on January 22, 2016 and ending at 5:00 p.m., Eastern Time, on February 22, 2016, or such later date to which the Company may extend the Offer (the “Expiration Date”).

EXISTING UNITS NOT EXCHANGED IN THE OFFER WILL SEPARATE INTO THE COMMON STOCK, SERIES B PREFERRED STOCK AND SERIES A WARRANTS IN ACCORDANCE WITH THEIR TERMS ON FEBRUARY 29, 2016 AND OTHERWISE REMAIN SUBJECT TO THEIR ORIGINAL TERMS.

IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EXCHANGE OF THE EXISTING UNITS. HOWEVER, THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE.

You may tender and exchange some or all of your Existing Units. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Existing Units.

On the terms and subject to the conditions of the Offer, the Company will allow you to exchange all Existing Units properly tendered before the Expiration Date and not properly withdrawn at an exchange rate of one New Unit for each Existing Unit.

We are the owner of record of Existing Units held for your account. As such, we are the only ones who can exchange and tender your Existing Units, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exchange and tender Existing Units we hold for your account.

Please instruct us as to whether you wish us to exchange any or all of the Existing Units we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.                  You may exchange your Existing Units at a rate of one New Unit for each Existing Unit.

2.                  The Offer is subject to certain conditions set forth in Sections 1 through 4 of the Offer Letter.

3.                  The Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on February 22, 2016, unless the Company extends the Offer.

4.                  The Offer is for all outstanding Existing Units of the Company.

5.                  Tendering Existing Unit holders who are registered Existing Unit holders or who tender their Existing Units directly to D.F. King & Co., Inc., the Information Agent for the Offer, at 48 Wall Street, New York, NY 10005 (Main Phone: (212) 269-5550; Toll-Free: (866) 406-2283; Email: sklnu@dfking.com), will not be obligated to pay any brokerage commissions.

If you wish to have us exchange any or all of your Existing Units, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exchange your Existing Units, we will tender for exchange all your Existing Units unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on February 22, 2016, unless the Offer is extended.

The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all holders of Existing Units. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Existing Units residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer. However, neither the Company’s management nor its Board of Directors, officers, or employees, the Depositary or the Information Agent makes any recommendation to any Existing Unit holder as to whether to exchange or refrain from tendering and exchanging any Existing Units. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to exchange your Existing Units and, if so, how many Existing Units to exchange. In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

INSTRUCTION FORM WITH RESPECT

TO

OFFER LETTER TO EXCHANGE

BY

SKYLINE MEDICAL INC.

of all outstanding Existing Units

at an Exchange Rate of one New Unit, each consisting of two Shares, four Series B Exchange Warrants and four Series C Reset Warrants per every one Existing Unit

The undersigned acknowledges receipt of your letter and the enclosed Offer Letter, dated January 22, 2016 (the “Offer Letter”), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Skyline Medical Inc. (the “Company”), a corporation incorporated under the laws of the State of Delaware, to the holders of the Company’s issued and outstanding units (the “Existing Units”), each consisting of (a) one share of the Company’s common stock, par value $0.01, (b) one share of Series B Preferred Stock (which will convert into one share of common stock after the Existing Units separate) and (c) four Series A Warrants, each of which can be exercised for one share of common stock at $4.95 per share or for a variable number of shares upon a cashless exercise, depending on the market value of our common stock at the time of exercise, to exchange, during the Offer Period, one Existing Unit for one New Unit, each consisting of (i) two shares of the Company’s common stock, par value $0.01 (the “Shares”), (ii) four Series B Exchange Warrants and (iii) four Series C Reset Warrants (together, the “New Units”). The “Offer Period” is the period of time commencing on January 22, 2016 and ending at 5:00 p.m., Eastern Time, on February 22, 2016, or such later date to which the Company may extend the Offer (the “Expiration Date”).

The undersigned hereby instructs you to exchange the number of Existing Units indicated below or, if no number is indicated, all Existing Units you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

By participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the future value of the Company’s Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer Letter; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the tender offer, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

(continued on following page)

Number of Existing Units to be exchanged by you for the account of the undersigned:

*Unless otherwise indicated it will be assumed that all Existing Units held by us for your account are to be exchanged.

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date: ________________, 201___